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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report dated March 15, 1996 and to all references to our firm included in this Petco Animal Supplies, Inc. Registration Statement on Form S-4 pertaining to Petco Animal Supplies, Inc. merger with Pet Food Warehouse, Inc.

                                          Arthur Andersen LLP

Minneapolis, MN

November 19, 1996